UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

CNL HEALTHCARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On or around May 24, 2019, CNL Healthcare Properties, Inc. (the “Company”) will send a letter to its stockholders notifying them of a special distribution, updated 2018 net asset value per share and related matters, and will e-mail financial advisors correspondence notifying them of the same matters. A copy of the letter is filed as Exhibit 99.1 and a copy of the e-mail correspondence is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference solely for the purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information contained in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

By furnishing the information contained in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, the Company makes no admission as to the materiality of such information.

Item 8.01	Other Events.

Special Distribution

As previously reported in its Current Report on Form 8-K filed with the SEC on May 15, 2019, the Company recently completed the sale of 59 properties in its medical office building and related properties portfolio (the “Sales”) in connection with its strategic alternatives strategy to provide liquidity to its stockholders. On May 21, 2019, the Board of Directors of the Company (the “Board”) declared a special cash distribution of $2.00 per share (the “Special Distribution”) to the holders of record of the Company’s common stock as of the close of business on May 22, 2019, payable on or around May 28, 2019, for an aggregate total distribution of approximately $350.6 million. The Special Distribution is payable in cash from a portion of the net proceeds from the Sales. This is the first special distribution made by the Company since the Company formed a special committee of the Board comprised of its independent directors and began exploring its strategic alternatives to provide liquidity to its stockholders.

The Special Distribution will be reflected in each stockholder’s Form 1099 for the year ending December 31, 2019. The tax determination of the Special Distribution is expected to be based on the Company’s taxable results for the year ending December 31, 2019. Stockholders are advised to consult their tax advisors regarding the tax consequences of the Special Distribution in light of his or her particular investment or tax circumstances.

Estimated Net Asset Value per Share as of December 31, 2018

As previously reported in its Current Report on Form 8-K filed with the SEC on March 19, 2019, the Company announced an estimated net asset value per share (“NAV”) of $10.01 per share as of December 31, 2018 (the “Original 2018 NAV”). In light of consummation of the Sales and the declaration of the Special Distribution, the Board has determined to calculate and announce an updated estimated NAV as of December 31, 2018.

On May 21, 2019, after giving effect to the Sales, the Special Distribution and related matters, the Board unanimously approved $7.99 as the Company’s adjusted estimated net asset value per share as of December 31, 2018 (the “Updated 2018 NAV”). The Updated 2018 NAV takes into effect the reduction from the Original 2018 NAV of $10.01 for the Special Distribution of $2.00 per share and a further adjustment of $0.02 per share in connection with certain closing costs relating to the Sales not originally contemplated at the time of the calculation of the Original 2018 NAV. Other than as described, there have been no material changes between December 31, 2018 and the date of this Current Report on Form 8-K that the Company believes would otherwise materially impact the estimated net asset value per share of the Company’s common stock.

Please see the Current Report on Form 8-K filed with the SEC on March 19, 2019 for a complete discussion of the methodologies, assumptions and limitations used to determine the Original 2018 NAV.

Regular Distribution

The consummation of the Sales and the corresponding reduction in the number of properties in the Company’s portfolio result in a reduction in the Company’s earnings base and cash generated from operations. Taking these events into account together with market and cash flow variability in the Company’s remaining portfolio, the Board determined that an adjustment to the Company’s regular quarterly distribution rate going forward was appropriate for the continued operation of the Company’s business as it seeks to enhance the value and profitability of its remaining portfolio of 72 senior housing and related properties and eleven acute care and post-acute care properties.

Accordingly, on May 21, 2019, the Board decided upon an adjustment to its distribution policy and declared that the regular quarterly cash distribution for the second quarter would be paid in an amount of $0.0512 per share, compared to $0.1164 per share in effect since the third quarter 2017, or a quarterly reduction of $0.0652 per share. The regular quarterly cash distribution is payable on or around June 11, 2019 to the holders of record of the Company’s common stock as of the close of business on June 1, 2019.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Exchange Act. Forward-looking statements are statements that do not relate strictly to historical or current facts but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the ability of the Company to implement its operating strategy; changes in economic cycles; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates; failure to maintain the Company’s REIT qualification; and the Company’s inability to protect its intellectual property and the value of its brand.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the SEC, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnlhealthcareproperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Letter to stockholders of the Company dated May 22, 2019.

99.2	Correspondence to financial advisors of the Company’s stockholders dated May 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2019		CNL HEALTHCARE PROPERTIES, INC. a Maryland corporation

	By:	/s/ Ixchell C. Duarte
Ixchell C. Duarte
Chief Financial Officer and Treasurer